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                                                                    EXHIBIT 12.1


                          TRIAD FINANCIAL CORPORATION
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                     FOR THE YEARS ENDED DECEMBER 31,                     FOR THE THREE MONTHS ENDED
                                    ------------------------------------------------------------------    --------------------------
                                     2000           2001          2002           2003          2004          3/31/04        3/31/05
                                    ------------------------------------------------------------------    --------------------------
EARNINGS:
Income (loss) before income taxes   $ 6,280      $   2,087     $  (8,914)     $  79,249     $  95,392        $ 46,998       $ 52,821

Fixed charges                        60,370        122,487       145,332         52,332        40,226           9,178         15,973
                                    ------------------------------------------------------------------    --------------------------

  Earnings before fixed charges     $ 66,650     $ 124,574     $ 136,418      $ 131,581     $ 135,618        $ 56,176       $ 68,794
                                    ==================================================================    ==========================


FIXED CHARGES:
Interest expense                    $ 59,543     $ 120,997     $ 143,565      $  50,799     $  38,793        $  8,811       $ 15,606

Rents                                    827         1,490         1,767          1,533         1,433             367            367
                                    ------------------------------------------------------------------    --------------------------

  Total fixed charges               $ 60,370     $ 122,487     $ 145,332      $  52,332     $  40,226        $  9,178       $ 15,973
                                    ==================================================================    ==========================

Ratio of earning to fixed charges        1.1           1.0             -            2.5           3.4             6.1            4.3
                                    ==================================================================    ==========================
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